UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 30, 2004

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In a press release dated September 30, 2004, SMTC Corporation announced that it would file with the Secretary of State of the State of Delaware an amendment to its charter to effect a one-for-five reverse stock split of its outstanding shares of common stock. The amendment was approved at the Company’s Annual Meeting of Stockholders held on May 20, 2004, and the reverse stock split will become effective at 12:01A.M. (Eastern Time) on October 4, 2004. As a result of the reverse stock split, approximately 38.8 million of the Company’s outstanding shares will be reduced to approximately 7.8 million shares, and the number of authorized shares of common stock will be reduced from 130 million to 26 million shares. A copy of the Company’s press release is attached as an exhibit hereto, and the text of the press release is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit Number	Title
	99.1	Press Release issued by SMTC Corporation on September 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: September 30, 2004	By:	/s/ Jane Todd
	Name:	Jane Todd
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by SMTC Corporation on September 30, 2004.